Exhibit 21.1

Corporate Subsidiaries of Open Text Corporation as at June 30, 2004

Corporation Name	Jurisdiction
Open Text Pty Ltd.	Australia
SER Solutions Software GmbH	Austria
iNVOLV International Corporation	Barbados
2015603 Ontario Ltd	Canada
2016090 Ontario Inc.	Canada
2016091 Ontario Inc.	Canada
2034229 Ontario Inc.	Canada
2030928 Ontario Ltd.	Canada
b2bScene Inc.	Canada
Bitflash Inc.	Canada
Brokercom Inc.	Canada
Corechange Canada Inc.	Canada
iNVOLV Corporation	Canada
Open Text Acquisition Corp.	Canada
Open Text EDC Solutions Ltd.	Canada
Open Text Search Ltd.	Canada
Open Text Corporation SARL	France
Corechange GmbH	Germany
Gauss Interprise AG	Germany
IXOS Software AG	Germany
Open Text GmbH	Germany
SER eGovernment Deutschland GmbH	Germany
Centrinity Ltd.	Ireland
Corechange Korea Ltd.	Korea
Open Text Mexico S.de RL de CV	Mexico
Corechange BV	Netherlands
Open Text International BV	Netherlands
Corechange Svenska AB	Sweden
Open Text AB	Sweden
Open Text AG	Switzerland
Centrinity UK Ltd.	UK
Corechange Ltd.	UK
Open Text UK Ltd.	UK
Bluebird Systems Inc.	USA
Corechange Inc.	USA
Information Dimensions International Corp	USA
iNVOLV Inc.	USA
Open Text Inc.	USA
Open Text Eloquent Inc.	USA